EXHIBIT 10.3

FIRST AMENDMENT TO LOAN AGREEMENT

This First Amendment to Loan Agreement (this "First Amendment") is entered into as of the 28th day of October, 2009, by and among MEXCO ENERGY CORPORATION, a Colorado corporation, and FORMAN ENERGY CORPORATION, a New York corporation (collectively, "Borrowers") and BANK OF AMERICA, N.A., a national banking association ("Bank").

Recitals:

A.      Borrowers and Bank entered into that certain Loan Agreement dated December 31, 2008 (the "Loan Agreement").

B.      Pursuant to the terms of the Loan Agreement, Bank provided Borrowers a revolving line of credit loan in the amount of $5,000,000.00 (the "Facility No. 1 Loan").

C.      Borrowers and Bank desire to amend the Loan Agreement to reflect the extension of the Facility No. 1 Loan.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, it is hereby agreed among Bank and Borrowers as follows:

Agreement

1.       Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2.       Section 1.2 of the Loan Agreement is hereby amended in its entirety to read as follows:

1.2     Availability Period.

The line of credit is available between the date of this Agreement and January 31, 2011, or such earlier date as the availability may terminate as provided in this Agreement (the "Facility No. 1 Expiration Date").

3.       By their execution hereof, Borrowers hereby affirm and ratify the Loan Agreement as amended hereby, and all of the other loan documents executed in connection with the Loan Agreement.

4.       Neither the execution by Bank of this First Amendment nor anything contained herein shall in any way be construed or operate as a waiver by Bank of any event of default under the Loan Agreement or the other loan documents executed in connection therewith (whether now existing or that may occur hereafter) or any of Bank's rights under the Loan Agreement or any of such other loan documents.

5.       Except as provided herein, all terms and provisions of the Loan Agreement shall remain unchanged .

6.       As an inducement to Bank to enter into this First Amendment, Borrowers represent and warrant to Bank that (i) the representations and warranties contained in the Loan Agreement are true and correct as of the date hereof, (ii) Borrowers have not breached any of the covenants contained in the Loan Agreement or the other loan documents executed in connection therewith (except as may have been waived in writing by Bank), and (iii) no event of default now exists under the Loan Agreement, nor does there exist any condition or event which, with notice and/or lapse of time, would constitute such an event of default.

7.       THIS FIRST AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTED effective as of the date first above written.

BORROWERS:		BANK:

MEXCO ENERGY CORPORATION		BANK OF AMERICA, N.A.

By:	/s/ Nicholas C. Taylor	By:	/s/ Mark A. Formky
	Nicholas C. Taylor		Mark A. Formky
	President		Assistant Vice President

FORMAN ENERGY CORPORATION

By:	/s/ Nicholas C. Taylor
Nicholas C. Taylor
President